As filed with the Securities and Exchange Commission on January 4, 2016

Investment Company Act File No. 811-10631

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 16	☒
(Check appropriate box or boxes)

MASTER INSTITUTIONAL MONEY MARKET LLC

(Exact Name of Registrant as Specified in Charter)

60 State Street

Boston, Massachusetts 02109

(Address of Principal Executive Office)

(800) 626-1960

(Registrant’ s Telephone Number, Including Area Code)

John M. Perlowski

Master Institutional Money Market LLC

55 East 52nd Street

New York, New York 10055

(Name and Address of Agent for Service)

Copies to:

John A. MacKinnon, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Benjamin Archibald, Esq. BlackRock Advisors, LLC 55 East 52nd Street New York, New York 10055

EXPLANATORY NOTE

This Registration Statement has been filed by Master Institutional Money Market LLC (the “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

The Master LLC is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 53 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-05149) of Funds For Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) on January 4, 2016, and as may be amended from time to time (the “Trust Registration Statement”). Part A of the Trust Registration Statement includes the prospectus of the Trust.

The Master LLC consists of three series — Master Premier Government Institutional Portfolio (“Premier Government Institutional Portfolio”) (formerly known as “Master Premier Institutional Portfolio”); Master Government Institutional Portfolio (“Government Institutional Portfolio”) (formerly known as “Master Institutional Portfolio”); and Master Institutional Tax-Exempt Portfolio (“Institutional Tax-Exempt Portfolio”) (each, a “Portfolio”).

The Trust consists of six series — BlackRock Premier Government Institutional Fund (“Premier Government Institutional Fund”), BlackRock Government Institutional Fund (“Government Institutional Fund”), BlackRock Select Government Institutional Fund (“Select Government Institutional Fund”), FFI Treasury Fund (“Treasury Fund”), FFI Government Fund (“Government Fund”) and FFI Institutional Tax-Exempt Fund (“Institutional Tax-Exempt Fund”). Each of Premier Government Institutional Fund, Government Institutional Fund, Select Government Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in a corresponding Portfolio of the Master LLC as set forth in the following chart:

Corresponding Feeder Fund	Corresponding Portfolio
Premier Government Institutional Fund	Premier Government Institutional Portfolio
Government Institutional Fund	Government Institutional Portfolio
Select Government Institutional Fund	Government Institutional Portfolio
Institutional Tax-Exempt Fund	Institutional Tax-Exempt Portfolio

Currently, these Funds are the only feeder funds that invest in the Master LLC. Government Institutional Fund, Premier Government Institutional Fund, Select Government Institutional Fund, Institutional Tax-Exempt Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

PART A

January 4, 2016

MASTER INSTITUTIONAL MONEY MARKET LLC

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 5.	Management.

Each Portfolio’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”).

Item 6.	Purchase and Sales of Master LLC Interests.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of any Portfolio at any time for any reason.

Item 7.	Tax Information.

Each Portfolio intends to operate as a partnership for Federal income tax purposes. If a Portfolio has only one Feeder Fund, such Portfolio’s existence as an entity separate from its Feeder Fund is disregarded for Federal income tax purposes. Thus, none of the Portfolios will be subject to any Federal income tax.

Item 8.	Financial Intermediary Compensation.

Not applicable.

Item 9.	Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objectives.

The investment objective of each of Premier Government Institutional Portfolio and Government Institutional Portfolio is to seek current income as is consistent with liquidity and stability of principal. The investment objectives of Institutional Tax-Exempt Portfolio are to seek current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short-term, high quality tax-exempt money market securities.

(b) Implementation of Investment Objectives.

Each Portfolio is a money market fund managed pursuant to Rule 2a-7 under the Investment Company Act.

•	Each Portfolio seeks to maintain a net asset value of $1.00 per share.

•

Each Portfolio will maintain a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of all of its investments of 120 days or less. The “dollar-weighted average maturity” of a Portfolio is the average amount of time until the issuers of the debt securities in the Portfolio’s portfolio must pay off the principal amount of the debt. “Dollar-weighted” means the larger the dollar value of a debt security in a Portfolio, the more weight it gets in calculating this average. To calculate the dollar-weighted average maturity, the Portfolio may treat a variable or floating rate security under certain circumstances as having a maturity equal to the time remaining to the security’s next interest rate reset date rather than the security’s actual maturity. “Dollar-weighted average life” of a Portfolio’s portfolio is calculated without reference to the exceptions used in calculating the dollar-weighted average maturity for variable or floating rate securities regarding the use of interest rate reset dates.

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Pursuant to Rule 2a-7, each Portfolio is subject to a “general liquidity requirement” that requires that each Portfolio hold securities that are sufficiently liquid to meet reasonably foreseeable interestholder redemptions in light of its obligations under Section 22(e) of the Investment Company Act regarding share redemptions and any commitments the Portfolio has made to interestholders. To comply with this general liquidity requirement, BlackRock must consider factors that could affect the Portfolio’s liquidity needs, including characteristics of the Portfolio’s investors and their likely redemptions. Depending upon the volatility of its cash flows (particularly shareholder redemptions), this may require a Portfolio to maintain greater liquidity than would be required by the daily and weekly minimum liquidity requirements discussed below.

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Each Portfolio will not acquire any illiquid securities (i.e., securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by the Portfolio) if, immediately following such purchase, more than 5% of the Portfolio’s total assets are invested in illiquid securities. Each Portfolio (other than Institutional Tax-Exempt Portfolio) will not acquire any security other than a daily liquid asset unless, immediately following such purchase, at least 10% of its total assets would be invested in daily liquid assets, and each Portfolio will not acquire any security other than a weekly liquid asset unless, immediately following such purchase, at least 30% of its total assets would be invested in weekly liquid assets. “Daily liquid assets” include (i) cash; (ii) direct obligations of the U.S. Government; and (iii) securities that will mature or are subject to a demand feature that is exercisable and payable within one business day. “Weekly liquid assets” include (i) and (ii) above as well as (iii) Government securities issued by a person controlled or supervised by and acting as an instrumentality of the U.S. Government pursuant to authority granted by the U.S. Congress, that are issued at a discount to the principal amount to be repaid at maturity and have a remaining maturity of 60 days or less; and (iv) securities that will mature or are subject to a demand feature that is exercisable and payable within five business days.

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Each Portfolio is ordinarily limited to investing so that, immediately following any such acquisition not more than 5% of its total assets will be invested in securities issued by any one issuer (other than U.S. Government obligations, repurchase agreements collateralized by such securities and securities subject to certain guarantees or otherwise providing a right to demand payment) or, in the event that such securities are not First Tier Securities (as defined in Rule 2a-7), not more than  1/2 of 1% of the Portfolio’s total assets. In addition, Rule 2a-7 requires that not more than 3% of each Portfolio’s total assets be invested in Second Tier Securities (as defined in Rule 2a-7) and that Second Tier Securities may only be purchased if they have a remaining maturity of 45 days or less at the time of acquisition.

Premier Government Institutional Portfolio and Government Institutional Portfolio

Outlined below are the principal strategies these Portfolios use in seeking to achieve their investment objectives:

Each of Premier Government Institutional Portfolio and Government Institutional Portfolio invests at least 99.5% of its total assets in cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such obligations or cash. Each Portfolio invests in a portfolio of securities maturing in 397 days (13 months) or less (with certain exceptions) that will have a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less. Each Portfolio may invest in variable or floating rate instruments, and transact in securities on a when-issued, delayed delivery or forward commitment basis.

Each Portfolio will invest, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such obligations or cash. This policy is a non-fundamental policy of each Portfolio and each Portfolio will not change the policy without providing shareholders with at least 60 days’ prior notice of any change in the policy.

Portfolio management varies the kinds of short-term U.S. Government securities held in each Portfolio’s portfolio, as well as the Portfolio’s average maturity. Portfolio management decides which securities to buy and sell, as well as whether to enter into repurchase agreements, based on its assessment of their relative values and future interest rates.

The U.S. Government securities in which each Portfolio may invest include:

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Repurchase Agreements — Repurchase agreements are transactions in which the Portfolio purchases a class of securities with the obligation to resell the securities shortly thereafter at a specified price which reflects interest payable to the Portfolio. The Portfolio may engage in repurchase agreements secured by U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities and cash.

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U.S. Treasury Obligations — Obligations that are direct obligations of the U.S. Treasury. These also include Treasury Receipts where the principal and interest components are traded separately under the Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) Program.

•	U.S. Government Obligations — Obligations issued or guaranteed by the U.S. Government or its agencies, authorities, instrumentalities and sponsored enterprises, and related custodial receipts.

•	Variable and Floating Rate Instruments — Instruments that provide for adjustments in the interest rate on certain reset dates (variable) or whenever a specified interest rate index changes (floating).

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When-Issued and Delayed Settlement Transactions — The purchase or sale of securities on a when-issued basis, on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Portfolio at an established price with payment and delivery taking place in the future. The Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction.

Institutional Tax-Exempt Portfolio

Outlined below are the principal strategies the Portfolio uses in seeking to achieve its investment objectives:

Institutional Tax-Exempt Portfolio has adopted a fundamental policy (that may not be changed without shareholder approval) to invest, under normal circumstances, (i) at least 80% of its assets (defined to include net assets plus borrowings for investment purposes) in investments the income from which, in the opinion of counsel to the issuer, is exempt from Federal income tax or (ii) so that at least 80% of the income that it distributes will be exempt from Federal income tax. These requirements apply to investments or distributions that are exempt from Federal income tax under both the regular tax rules and the Federal alternative minimum tax rules. The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months), with certain exceptions. For example, certain government securities held by the Portfolio may have remaining maturities exceeding 397 days (13 months) if such securities provide for adjustments in their interest rates not less frequently than every 397 days (13 months).

Portfolio management will seek to keep the Portfolio fully invested to maximize the yield on the Portfolio’s portfolio. However, because the Portfolio does not intend to realize taxable investment income, it will not invest in taxable short-term money market securities. Therefore, there may be times when the Portfolio has uninvested cash, which will reduce its yield.

The short-term tax-exempt securities the Portfolio may buy are:

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Short-Term Tax-Exempt Derivatives — Short-term tax-exempt derivatives are a variety of securities that generally represent the Portfolio’s ownership interest in one or more municipal bonds held by a trust or partnership coupled with a contractual right to sell (put) that interest to a financial institution, periodically or on demand, for a price equal to face value. Income on the underlying municipal bonds is “passed through” the trust or partnership to the Portfolio and other institutions that have an ownership interest. Depending on the particular security, the Portfolio may receive pass-through income at a fixed interest rate or a floating money market interest rate.

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Tax-Exempt Bonds — Long-term debt obligations that pay interest that is, in the opinion of counsel to the issuer, exempt from Federal income tax. The Portfolio will only invest in long-term debt obligations that have remaining maturities of 397 days (13 months) or less or that the Portfolio has a contractual right to sell periodically or on demand within that time.

•	Tax-Exempt Commercial Paper — Short-term unsecured promissory notes used to finance general short-term credit needs.

•	Tax-Exempt Notes — Short-term municipal debt obligations often used to provide interim financing in anticipation of tax collection, bond sales or other revenues.

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Variable Rate Demand Notes — Floating rate securities that combine an interest in a long-term municipal bond with a right to demand payment periodically or on notice. The Portfolio may also buy a participation interest in variable rate demand notes owned by a commercial bank or other financial institution. When the Portfolio purchases a participation interest, it receives the right to demand payment on notice to the owner of the note.

The Portfolio may buy or sell these securities on a when-issued, delayed-delivery or forward commitment basis. The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Portfolio at an established price with payment and delivery taking place in the future. The Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction.

All Portfolios

Other Strategies. In addition to the principal strategies discussed above, the Portfolios (except as noted below) may also invest or engage in the following investments/strategies.

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Affiliated Money Market Funds (Premier Government Institutional Portfolio, Government Institutional Portfolio) — Each of Premier Institutional Portfolio and Institutional Portfolio may invest uninvested cash balances in affiliated money market funds.

•	Borrowing (All Portfolios) — Each Portfolio may borrow only to meet redemptions.

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Illiquid/Restricted Securities (All Portfolios) — Each Portfolio may invest up to 5% of its total assets in illiquid securities that it cannot sell within seven days at approximately current value. Each Portfolio may also invest in restricted securities, which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). Institutional Tax-Exempt Portfolio is limited to investing up to 10% of its total assets (including any amount invested in illiquid securities) in restricted securities. Restricted securities may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market and therefore may be considered to be illiquid. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered liquid securities.

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Municipal Lease Obligations (Institutional Tax-Exempt Portfolio) — Municipal lease obligations are participation certificates issued by government authorities to finance the acquisition, development or construction of equipment, land or facilities. The certificates represent participations in a lease or similar agreement and may be backed by the municipal issuer’s promise to budget for and appropriate funds to make payments due under the lease, but it is not obligated to do so.

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Private Activity Bonds (Institutional Tax-Exempt Portfolio) — Institutional Tax-Exempt Portfolio may invest up to 20% of its assets in certain municipal securities, known as “private activity bonds,” which may be subject to the Federal alternative minimum tax.

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Securities Lending (All Portfolios except Institutional Tax-Exempt Portfolio) — Each Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

(c) Risks.

This section contains a discussion of the general risks of investing in each Portfolio. As with any fund, there can be no guarantee that a Portfolio will meet its investment objectives, or that a Portfolio’s performance will be positive over any period of time. An investment in a Portfolio is not a deposit in any bank and is not insured or guaranteed by the FDIC or by any bank or government agency. Although each Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a Portfolio.

Set forth below are the principal risks of investing in the Portfolios.

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Credit Risk (All Portfolios) — Credit risk refers to the possibility that the issuer of a security owned by the Portfolio will not be able to make principal and interest payments when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

•	Income Risk (All Portfolios) — The Portfolio’s yield will vary as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

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Interest Rate Risk (All Portfolios) — Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter-term securities.

Additionally, securities issued or guaranteed by the U.S. Government, its agencies, instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period shareholders own shares of the Portfolio.

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Market Risk and Selection Risk (All Portfolios) — Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

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Municipal Securities Risks (Institutional Tax-Exempt Portfolio) — Municipal securities risks include the ability of the issuer to repay the obligation, the relative lack of information about certain issuers of municipal securities, and the possibility of future legislative changes which could affect the market for and value of municipal securities. These risks include:

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General Obligation Bonds Risks — The full faith, credit and taxing power of the municipality that issues a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer’s credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.

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Revenue Bonds Risks — Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities, or the amount of revenues derived from another source.

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Private Activity Bonds Risks — Municipalities and other public authorities issue private activity bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its full faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, the Portfolio may not receive any income or get its money back from the investment.

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Moral Obligation Bonds Risks — Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

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Municipal Notes Risks — Municipal notes are shorter-term municipal debt obligations. They may provide interim financing in anticipation of, and are secured by, tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and the Portfolio may lose money.

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Municipal Lease Obligations Risks — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, if the issuer does not fulfill its payment obligation it may be difficult to sell the property and the proceeds of a sale may not cover the Portfolio’s loss.

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Tax-Exempt Status Risk — In making investments, the Portfolio and the Manager will rely on the opinion of issuers’ bond counsel and, in the case of derivative securities, sponsors’ counsel, on the tax-exempt status of interest on municipal obligations and payments under tax-exempt derivative securities. Neither the Portfolio nor its Manager will independently review the bases for those tax opinions. If any of those tax opinions are ultimately determined to be incorrect or if events occur after the security is acquired that impact the security’s tax-exempt status, the Portfolio and its shareholders could be subject to substantial tax liabilities. The Internal Revenue Service (the “IRS”) has generally not ruled on the taxability of the securities. An assertion by the IRS that a portfolio security is not exempt from Federal income tax (contrary to indications from the issuer) could affect the Portfolio’s and interestholder’s income tax liability for the current or past years and could create liability for information reporting penalties. In addition, an IRS assertion of taxability may impair the liquidity and the fair market value of the securities.

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Regulatory Risk (All Portfolios) — On July 23, 2014, the Securities and Exchange Commission (the “SEC”) adopted amendments to money market fund regulations, which structurally change the way that certain money market funds will be required to operate. The effect of these amendments on an individual money market fund will depend on the type of investors (e.g., retail or institutional) and the principal investments of the fund. For example, “institutional” money market funds will be required to sell and redeem fund shares using a floating net asset value and may, at the discretion of the fund’s board of trustees, impose fees on shareholder redemptions and temporarily suspend redemptions if the fund’s weekly liquid assets fall below a certain threshold. “Retail” money market funds may impose fees and suspend redemptions, but may continue to sell and redeem shares at a constant net asset value, whereas “Government” money market funds are exempt from these structural changes. The compliance periods for the amendments range between July 2015 and October 2016. When implemented, the changes may affect the Portfolio’s investment strategies, fees and expenses, portfolio and share liquidity and return potential.

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Repurchase Agreement Risk (Premier Government Institutional Portfolio, Government Institutional Portfolio) — If the other party to a repurchase agreement defaults on its obligation under the agreement, the Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, the Portfolio may lose money.

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Taxability Risk (Institutional Tax-Exempt Portfolio) — The Portfolio intends to minimize the payment of taxable income to shareholders by investing in tax-exempt or municipal securities in reliance at the time of purchase on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for Federal income tax purposes. Such securities, however, may be determined to pay, or have paid, taxable income subsequent to the Portfolio’s acquisition of the securities. In that event, the IRS may demand that the Portfolio pay Federal income taxes on its allocable share of the affected interest income, and, if the Portfolio agrees to do so, the Portfolio’s yield could be adversely affected. In addition, the treatment of dividends previously paid or to be paid by the Portfolio as “exempt interest dividends” could be adversely affected, subjecting the Portfolio’s shareholders to increased Federal income tax liabilities. If the interest paid on any tax-exempt or municipal security held by the Portfolio is subsequently determined to be taxable, the Portfolio will dispose of that security as soon as reasonably practicable. In addition, future laws, regulations, rulings or court decisions may cause interest on municipal securities to be subject, directly or indirectly, to Federal income taxation or may otherwise prevent the Portfolio from realizing the full current benefit of the tax-exempt status of such securities. Any such change could also affect the market price of such securities, and thus the value of an investment in the Portfolio.

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Treasury Obligations Risk (All Portfolios) — Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics. Direct obligations of the U.S. Treasury have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period interestholders own interests in the Portfolio.

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U.S. Government Obligations Risk (Premier Government Institutional Portfolio, Government Institutional Portfolio) — Obligations of U.S. Government agencies, authorities, instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, not all U.S. Government securities are backed by the full faith and credit of the United States. Obligations of certain agencies, authorities, instrumentalities and sponsored enterprises of the U.S. Government are backed by the full faith and credit of the United States (e.g., the Government National Mortgage Association); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks) and others are supported by the discretionary authority of the U.S. Government to purchase an agency’s obligations. Still others are backed only by the credit of the agency, authority, instrumentality or sponsored enterprise issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law.

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Variable and Floating Rate Instrument Risk (Premier Government Institutional Portfolio, Government Institutional Portfolio) — The absence of an active market for these instruments could make it difficult for the Portfolio to dispose of them if the issuer defaults.

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Variable Rate Demand Notes and Municipal or Tax-Exempt Derivatives Credit Risk (Institutional Tax-Exempt Portfolio) — Investments in variable rate demand notes or short-term municipal or tax-exempt derivatives involve credit risk with respect to the financial institution providing the Portfolio with the right to demand payment or put (sell) the security. While the Portfolio invests only in short-term municipal or tax-exempt securities that are issued by high quality issuers, or that are backed by high quality financial institutions, those issuers or financial institutions may still default on their obligations. Short-term municipal or tax-exempt derivatives present certain unresolved tax, legal, regulatory and accounting issues not presented by investments in other short-term municipal or tax-exempt securities. These issues might be resolved in a manner adverse to the Portfolio.

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When-Issued and Delayed Delivery Securities and Forward Commitments Risk (All Portfolios) — When-issued and delayed delivery securities and forward commitments involve the risk that the security that the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio may lose both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price.

Each Portfolio (except as noted) may also be subject to certain other risks associated with its investments and investment strategies, including:

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Borrowing Risk (All Portfolios) — Borrowing may exaggerate changes in the net asset value of Portfolio interests and in the yield on the Portfolio’s portfolio. Borrowing will cost the Portfolio interest expense and other fees. The cost of borrowing money may reduce the Portfolio’s return. Borrowing may cause the Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

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Expense Risk (All Portfolios) — Portfolio expenses are subject to a variety of factors, including fluctuations in the Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Portfolio’s net assets decrease due to market declines or redemptions, the Portfolio’s expenses will increase as a percentage of Portfolio net assets. During periods of high market volatility, these increases in the Portfolio’s expense ratio could be significant.

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Insurance Risk (Institutional Tax-Exempt Portfolio) — The Portfolio may purchase municipal securities that are secured by insurance. The credit quality of the companies that provide such credit enhancements will affect the value of those securities. Certain significant providers of insurance for municipal securities have recently incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. As a result, such losses have reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future. While an insured municipal security will typically be deemed to have the rating of its insurer, if the insurer of a municipal security suffers a downgrade in its credit rating or the market discounts the value of the insurance provided by the insurer, the rating of the underlying municipal security will be more relevant and the value of the municipal security would more closely, if not entirely, reflect such rating. The insurance feature of a municipal security is intended to support the full payment of principal and interest through the life of an insured obligation, but such support is dependent upon the solvency or claims paying ability of the insurer.

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Investment in Other Investment Companies Risk (Premier Government Institutional Portfolio, Government Institutional Portfolio) — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Portfolio acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies.

•	Liquidity Risk (All Portfolios) — Liquidity risk refers to the possibility that it may be difficult or impossible to sell certain positions at an acceptable price.

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Securities Lending Risk (Premier Government Institutional Portfolio, Government Institutional Portfolio) — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Portfolio.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement.

Item 10.	Management, Organization and Capital Structure.

(a)(1) Manager.

BlackRock, 100 Bellevue Parkway, Wilmington, Delaware 19809, manages the investments of Premier Government Institutional Portfolio, Government Institutional Portfolio and Institutional Tax-Exempt Portfolio and their business operations subject to the oversight of the Board of Directors of the Master LLC (the “Board”). While the Manager is ultimately responsible for the management of these Portfolios, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly-owned subsidiary of BlackRock, Inc.

The Manager was organized in 1994 to perform advisory services for investment companies. The Manager and its affiliates had approximately $4.506 trillion in investment company and other portfolio assets under management as of September 30, 2015.

The Manager is responsible for the day-to-day management of each Portfolio’s portfolio. The Manager has the responsibility for making all investment decisions for Premier Government Institutional Portfolio, Government Institutional Portfolio and Institutional Tax-Exempt Portfolio.

The Master LLC, on behalf of Premier Government Institutional Portfolio, Government Institutional Portfolio and Institutional Tax-Exempt Portfolio, has entered into a management agreement (the “Management Agreement”) pursuant to which the Manager receives a fee, based on each Portfolio’s average daily net assets, at the following annual rates:

Portfolio Name	Management Fee Rate As a % of Average Daily Net Assets
Premier Government Institutional Portfolio	0.05%
Government Institutional Portfolio	0.05%
Institutional Tax-Exempt Portfolio	0.05%

Pursuant to the Management Agreement, the Manager may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of BlackRock, Inc., to perform investment advisory services with respect to the Portfolios. In addition, the Manager may delegate certain of its investment advisory functions under the Management Agreement to one or more of its affiliates to the extent permitted by applicable law. The Manager may terminate any or all sub-advisers or such delegation arrangements in its sole discretion at any time to the extent permitted by applicable law.

A discussion of the basis for the Board’s approval of the Management Agreement is included in the Master LLC’s semi-annual report for the fiscal period ended October 31, 2015.

From time to time, a manager, analyst, or other employee of BlackRock or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of BlackRock or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and BlackRock disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Portfolios are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Portfolios.

Legal Proceedings. On May 27, 2014, certain purported investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint (the “Consolidated Complaint”) in the United States District Court for the District of New Jersey against BlackRock, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. The Consolidated Complaint, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, alleges that the Defendants violated Section 36(b) of the Investment Company Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. The Consolidated Complaint seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees from one year prior to the filing of the lawsuit and purported lost investment returns on those amounts, plus interest. The Defendants believe the claims in the Consolidated Complaint are without merit and intend to vigorously defend the action.

Conflicts of Interest

The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Portfolios and their shareholders.

BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow investment programs similar to those of the Portfolios. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Portfolios. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, adviser, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests in securities, currencies and other instruments in which the Portfolios directly and indirectly invest. Thus, it is likely that the Portfolios will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Portfolios and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolios. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Portfolios and may result in an Affiliate having positions that are adverse to those of the Portfolios. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Portfolios. As a result, an Affiliate may compete with the Portfolios for appropriate investment opportunities. The results of the Portfolios’ investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Portfolios could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Portfolios may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Portfolios. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Portfolios. The Portfolios’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates and/or their internal policies designed to comply with such restrictions.

In addition, the Portfolios may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Portfolios also may invest in securities of companies for which an Affiliate provides or may someday provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Portfolios or who engage in transactions with or for the Portfolios, and may receive compensation for such services. The Portfolios may also make brokerage and other payments to Affiliates in connection with the Portfolios’ portfolio investment transactions.

Under a securities lending program approved by the Board with respect to Premier Government Institutional Portfolio and Government Institutional Portfolio, the Portfolios have retained an Affiliate of the Manager to serve as the securities lending agent for the Portfolios to the extent that the Portfolios engage in the securities lending program. For these services, the lending agent will receive a fee from a Portfolio, including a fee based on the returns earned on that Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which a Portfolio may lend its portfolio securities under the securities lending program.

The activities of Affiliates may give rise to other conflicts of interest that could disadvantage a Portfolio and its interestholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

(a)(2) Portfolio Manager.

Not applicable.

(b) Capital Stock.

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors of the Master LLC, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Portfolio, Feeder Funds would be entitled to their pro rata share of the assets of such Portfolio that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of a Portfolio. A Feeder Fund may withdraw from the Portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Portfolio. Each Feeder Fund generally will participate in the earnings, dividends and assets of the corresponding Portfolio in accordance with its pro rata interest in the corresponding Portfolio.

Investments in the Master LLC may not be transferred except with the prior written consent of all the Directors and all remaining interest holders. A Feeder Fund may withdraw all or any portion of its investment in the corresponding Portfolio at net asset value on any day on which both the New York Stock Exchange (the “Exchange”) and the Federal Reserve banks are open and the bond market is open for trading, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the corresponding Portfolio, please see Item 11 herein.

Item 11.	Shareholder Information.

(a) Pricing of Interests in the Master LLC.

The amortized cost method is used in calculating each Portfolio’s net asset value, meaning that the calculation is based on a valuation of the assets held by each Portfolio at cost, with adjustments for any discounts or premiums on a security at the time of purchase. The net asset value of each Portfolio is the offering price. Interests are also redeemed at their net asset value. The net asset value per interest for purposes of pricing orders for both the purchase and the redemption of Portfolio interests is determined daily on days that both the Exchange and the Federal Reserve are open for business, and the bond markets are open for trading (“business day”). Currently, the only scheduled days on which the Exchange is open and the Federal Reserve banks are closed are Columbus Day and Veterans’ Day. The only scheduled day on which the Federal Reserve banks are open and the Exchange is closed is Good Friday. On any business day that the Exchange does not close early and/or the Securities Industry and Financial Markets Association (“SIFMA”) does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Eastern time) for Premier Government Institutional Portfolio and Government Institutional Portfolio, and as of 4:00 p.m. (Eastern time) for Institutional Tax-Exempt Portfolio. On any day the Exchange closes early and/or SIFMA recommends an early close, the time for determination of net asset value of the Portfolio will be 15 minutes following the time that each Portfolio determines, in its discretion, to cease accepting orders for purchases and redemptions of interests.1

The Portfolios reserve the right to advance the time for accepting purchase or redemption orders for same business day credit on any day when the Exchange, bond markets (as recommended by SIFMA) or the Federal Reserve banks close early1, trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the Commission.

[1]

For calendar years 2015-2016, SIFMA currently recommends an early close for the bond markets on the following dates: April 3, May 22, November 27, December 24 and December 31, 2015 and March 24, May 27, July 1, November 25, December 23 and December 30, 2016. For calendar years 2015-2016, the Exchange will close early on November 27 and December 24, 2015 and November 25, 2016.

In addition, the Board may, for any business day, decide to change the time as of which a Portfolio’s net asset value is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the Commission.

In the event the Exchange does not open for business because of an emergency or other unanticipated event, the Portfolios may, but are not required to, open for purchase or redemption transactions if the Federal Reserve wire payment system is open. To learn whether a Portfolio is open for business during an emergency or an unanticipated Exchange closing, please call (800) 225-1576.

Expenses, including the fee payable to the Manager, are accrued daily. Each investor in a Portfolio may add to or reduce its investment in the Portfolio on every business day. The value of each investor’s interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio on the next determination of net asset value of the Portfolio.

(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of any Portfolio at any time for any reason.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the corresponding Portfolio on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors of the Master LLC and all remaining interestholders.

(d) Dividends and Distributions.

Not applicable.

(e) Frequent Purchase and Redemption of the Master LLC Interests.

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. In addition, because of the nature of the Feeder Funds and their shareholders no Portfolio should be adversely affected by short-term trading in shares of a Feeder Fund. For this reason, the Board has not adopted specific policies for the Master LLC to prevent short-term trading. See “Account Information — Short-Term Trading Policy” in Part A of the Trust Registration Statement for more information.

(f) Tax Consequences.

The Master LLC is organized as a Delaware limited liability company. Under the anticipated method of operation of the series, each Portfolio will be treated for Federal income tax purposes as a separate entity that will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1), or if it has only one Feeder Fund, as an entity the existence of which separate from its Feeder Fund is disregarded for Federal income tax purposes. Thus, none of the Portfolios will be subject to any Federal income tax. Based on the status of each Portfolio as a partnership or disregarded entity, each investor in a Portfolio will include in its gross income its share (as determined in accordance with the governing instruments of the Portfolio) of such Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its Federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and U.S. Treasury Department regulations promulgated thereunder.

Item 12.	Distribution Arrangements.

(a) Sales Loads.

Not applicable.

(b) 12b-1 Fees.

Not applicable.

(c) Multiple Class and Master/Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Master LLC. However, the Master LLC may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the corresponding Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for each Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the corresponding Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Portfolio or withdraws from a Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the corresponding Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Board of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the corresponding Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the corresponding Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the corresponding Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Trust Registration Statement under “Account Information — Master/Feeder Structure.”

PART B.

January 4, 2016

MASTER INSTITUTIONAL MONEY MARKET LLC

Item 14.	Cover Page and Table of Contents.

This Part B, which is not a prospectus and supplements and should be read in conjunction with the current Part A of Master Institutional Money Market LLC (the “Master LLC”), dated January 4, 2016, as it may be amended from time to time (the “Master LLC’s Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at (800) 225-1576, or write to the Master LLC at 60 State Street, Boston, Massachusetts 02109. The Master LLC’s Part A is incorporated by reference into this Part B and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 53 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-05149) of Funds For Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) on January 4, 2016, and as may be amended from time to time (the “Trust Registration Statement”). Part A of the Trust Registration Statement includes the prospectus of the Trust. Part B of the Trust Registration Statement includes the statement of additional information of the Trust.

The Master LLC currently consists of three series — Master Premier Government Institutional Portfolio (“Premier Government Institutional Portfolio”) (formerly known as “Master Premier Institutional Portfolio”); Master Government Institutional Portfolio (“Government Institutional Portfolio”) (formerly known as “Master Institutional Portfolio”); and Master Institutional Tax-Exempt Portfolio (“Institutional Tax-Exempt Portfolio”) (each, a “Portfolio”).

The Master LLC is part of a “master/feeder” structure. The Trust consists of six series — BlackRock Premier Government Institutional Fund (“Premier Government Institutional Fund”), BlackRock Government Institutional Fund (“Government Institutional Fund”), BlackRock Select Government Institutional Fund (“Select Government Institutional Fund”), FFI Government Fund (“Government Fund”), FFI Treasury Fund (“Treasury Fund”) and FFI Institutional Tax-Exempt Fund (“Institutional Tax-Exempt Fund”). Each of Premier Government Institutional Fund, Government Institutional Fund, Select Government Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in interests of the corresponding series of the Master LLC as set forth in the following chart:

Corresponding Feeder Fund	Corresponding Portfolio
Premier Government Institutional Fund	Premier Government Institutional Portfolio
Government Institutional Fund	Government Institutional Portfolio
Select Government Institutional Fund	Government Institutional Portfolio
Institutional Tax-Exempt Fund	Institutional Tax-Exempt Portfolio

The Trust currently is the only feeder fund that invests in the Master LLC. The Trust and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

Item 15.	Master LLC History.

The Master LLC is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is organized as a Delaware limited liability company. Between October 12, 2001 (the date of first organization) and June 15, 2007, the Master LLC was organized as a statutory business trust under the laws of the State of Delaware. Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Master LLC may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

On January 4, 2016, Master Premier Institutional Portfolio changed its name to “Master Premier Government Institutional Portfolio” and Master Institutional Portfolio changed its name to “Master Government Institutional Portfolio.”

Item 16.	Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio’s investment programs, is incorporated herein by reference to the section entitled “Investment Objectives and Policies” in Part B of the Trust Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Portfolio’s portfolio holdings is incorporated herein by reference to the section entitled “Investment Advisory Arrangements — Disclosure of Portfolio Holdings” in Part B of the Trust Registration Statement.

Item 17.	Management of the Master LLC.

(a) Management Information.

The Board of Directors of the Master LLC (the “Board”) consists of thirteen individuals (each, a “Director”), eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “Independent Directors”). The same individuals also serve as trustees of the Trust. The registered investment companies advised by the Manager or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds (the “Closed-End Complex”), two complexes of open-end funds (the “Equity-Liquidity Complex” and the “Equity-Bond Complex”) and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). The Master LLC is included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The Directors also oversee as board members the operations of the other open-end registered investment companies included in the Equity-Liquidity Complex.

The Board has overall responsibility for the oversight of the Master LLC and the Portfolios. The Chair of the Board is an Independent Director, and the Chair of each Board committee (each, a “Committee”) is an Independent Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee. The role of the Chair of the Board is to preside at all meetings of the Board, and to act as a liaison with service providers, officers, attorneys, and other Directors generally between meetings. The Chair of each Committee performs a similar role with respect to the Committee. The Chair of the Board or the Chair of a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Portfolio management, in executive session or with other service providers to the Master LLC and the Portfolios. The Board has regular meetings five times a year, and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.

The Board has engaged the Manager to manage each Portfolio on a day-to-day basis. The Board is responsible for overseeing the Manager, other service providers, the operations of each Portfolio and associated risks in accordance with the provisions of the Investment Company Act, state law, other applicable laws, the Master LLC’s charter, and each Portfolio’s investment objectives and strategies. The Board reviews, on an ongoing basis, each Portfolio’s performance, operations, and investment strategies and techniques. The Board also conducts reviews of the Manager and its role in running the operations of each Portfolio.

Day-to-day risk management with respect to each Portfolio is the responsibility of the Manager or of sub-advisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. Each Portfolio is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the sub-advisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Portfolios. Risk oversight forms part of the Board’s general oversight of each Portfolio and is addressed as part of various Board and Committee activities. The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for each Portfolio, sub-advisers, and internal auditors for the investment adviser or its affiliates, as appropriate, regarding risks faced by each Portfolio and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of each Portfolio’s activities and associated risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of each Portfolio’s compliance program and reports to the Board regarding compliance matters for the Portfolios and their service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

The members of the Audit Committee (the “Audit Committee”) are Kenneth L. Urish (Chair), Frank J. Fabozzi, Mark Stalnecker and Frederick W. Winter, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve, and recommend to the full Board for approval, the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “Independent Registered Public Accounting Firm”) and to oversee the Independent Registered Public Accounting Firm’s work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the Independent Registered Public Accounting Firm; (2) approve all audit engagement terms and fees for each Portfolio; (3) review the conduct and results of each independent audit of each Portfolio’s annual financial statements; (4) review any issues raised by the Independent Registered Public Accounting Firm or Portfolio management regarding the accounting or financial reporting policies and practices of each Portfolio and the internal controls of each Portfolio and certain service providers; (5) oversee the performance of each Portfolio’s Independent Registered Public Accounting Firm; (6) review and discuss with management and each Portfolio’s Independent Registered Public Accounting Firm the performance and findings of each Portfolio’s internal auditors; (7) discuss with Portfolio management its policies regarding risk assessment and risk management as such matters relate to the Portfolios’ financial reporting and controls; (8) resolve any disagreements between Portfolio management and the Independent Registered Public Accounting Firm regarding financial reporting; and (9) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Audit Committee. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended April 30, 2015, the Audit Committee met four times.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Dr. Matina S. Horner (Chair), Collette Chilton, Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are Independent Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of the Master LLC and recommend Independent Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding Independent Director compensation; (5) monitor corporate governance matters and develop appropriate recommendations to the Board; (6) act as the administrative committee with respect to Board policies and procedures, committee policies and procedures (other than the Audit Committee) and codes of ethics as they relate to Independent Directors; and (7) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Governance Committee. The Governance Committee may consider nominations for the office of Director made by Portfolio shareholders as it deems appropriate. Portfolio shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended April 30, 2015, the Governance Committee met four times.

The members of the Compliance Committee (the “Compliance Committee”) are Joseph P. Platt (Chair), Rodney D. Johnson, Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are Independent Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and any sub-adviser and the Master LLC’s third-party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers and recommend changes or additions to such policies and procedures; (2) review information on and, where appropriate, recommend policies concerning each Fund’s compliance with applicable law; (3) review reports from, oversee the annual performance review of, and make certain recommendations and determinations regarding the Master LLC’s Chief Compliance Officer (the “CCO”), including determining the amount and structure of the CCO’s compensation and recommending such amount and structure to the full Board for approval and ratification; and (4) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Compliance Committee. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended April 30, 2015, the Compliance Committee met four times.

The members of the Performance Oversight and Contract Committee (the “Performance Oversight Committee”) are David O. Beim (Chair), Collette Chilton, Frank J. Fabozzi, Mark Stalnecker and Frederick W. Winter, all of whom are Independent Directors. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee each Portfolio’s investment performance relative to its agreed-upon performance objectives and to assist the Independent Directors in their consideration of investment advisory agreements. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review information on, and make recommendations to the full Board in respect of, each Portfolio’s investment objectives, policies and practices; (2) review information on each Portfolio’s investment performance; (3) review information on appropriate benchmarks and competitive universes and unusual or exceptional investment matters; (4) review personnel and other resources devoted to management of each Portfolio and evaluate the nature and quality of information furnished to the Performance Oversight Committee; (5) recommend any required action regarding changes in fundamental and non-fundamental investment policies and restrictions, portfolio mergers or liquidations; (6) request and review information on the nature, extent and quality of services provided to the shareholders; (7) make recommendations to the Board concerning the approval or renewal of investment advisory agreements; and (8) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Performance Oversight Committee. The Board has adopted a written charter for the Performance Oversight Committee. During the fiscal year ended April 30, 2015, the Performance Oversight Committee met four times.

The members of the Executive Committee (the “Executive Committee”) are Dr. Matina S. Horner and Rodney D. Johnson, both of whom are Independent Directors, and Barbara G. Novick, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board; (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. The Board has adopted a written charter for the Executive Committee. During the fiscal year ended April 30, 2015, the Executive Committee held one formal meeting. The Executive Committee met informally numerous times throughout the fiscal year.

The Governance Committee has adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent Director candidates (the “Statement of Policy”). The Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Independent Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Independent Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Master LLC and protecting the interests of shareholders. Among the attributes common to all Independent Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Portfolios’ investment adviser, sub-advisers, other service providers, counsel and the Independent Registered Public Accounting Firm, and to exercise effective business judgment in the performance of their duties as Directors.

Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Master LLC and the other funds in the BlackRock Fund Complexes (and any predecessor funds), other investment funds, public companies, non-profit entities or other organizations; ongoing commitment to and participation in Board and Committee meetings, as well as his or her leadership of standing and ad hoc committees throughout the years; or other relevant life experiences.

The table below discusses some of the experiences, qualifications and skills of each of the Directors that support the conclusion that each Director should serve (or continue to serve) on the Board.

Directors	Experience, Qualifications and Skills
Independent Directors
David O. Beim	David O. Beim has served for over 16 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy Merrill Lynch Investment Managers, L.P. (“MLIM”) funds. Mr. Beim has served as a professor of finance and economics at the Columbia University Graduate School of Business since 1991 and has taught courses on corporate finance, international banking and emerging financial markets. The Board benefits from the perspective and background gained by his almost 20 years of academic experience. He has published numerous articles and books on a range of topics, including, among others, banking and finance. In addition, Mr. Beim spent 25 years in investment banking, including starting and running the investment banking business at Bankers Trust Company.

Collette Chilton	Collette Chilton recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Ms. Chilton has over 20 years of experience in investment management. She has held the position of Chief Investment Officer of Williams College since October 2006. Prior to that she was President and Chief Investment Officer of Lucent Asset Management Corporation, where she oversaw approximately $40 billion in pension and retirement savings assets for the company. These positions have provided her with insight and perspective on the markets and the economy. The Board benefits from this knowledge and experience.

Frank J. Fabozzi	Frank J. Fabozzi recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Dr. Fabozzi has served for over 25 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Closed-End Complex and its predecessor funds. Dr. Fabozzi holds the designation of Chartered Financial Analyst and Certified Public Accountant. Dr. Fabozzi was inducted into the Fixed Income Analysts Society’s Hall of Fame and is the 2007 recipient of the C. Stewart Sheppard Award and the 2015 recipient of the James R. Vertin Award, both given by the CFA Institute. The Board benefits from Dr. Fabozzi’s experience as a professor and author in the field of finance. Dr. Fabozzi’s experiences as a professor at various institutions, including EDHEC Business School, Yale, MIT and Princeton as well as Dr. Fabozzi’s experience as a Professor in the Practice of Finance and Becton Fellow at the Yale University School of Management and as editor of the Journal of Portfolio Management demonstrate his wealth of expertise in the investment management and structured finance areas. Dr. Fabozzi has authored and edited numerous books and research papers on topics in management and financial econometrics, and his writings have focused on fixed-income securities and portfolio management, many of which are considered standard references in the investment management industry. Dr. Fabozzi’s long-standing service on the boards of the funds in the Closed-End Complex also provides him with an understanding of the Portfolios, their operations, and the business and regulatory issues facing the Portfolios.

Dr. Matina S. Horner	Dr. Matina S. Horner has served for over ten years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from her prior service as Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund, which provided Dr. Horner with management and corporate governance experience. In addition, Dr. Horner served as a professor in the Department of Psychology at Harvard University and served as President of Radcliffe College for 17 years. Dr. Horner also served on various public, private and non-profit boards.

Directors	Experience, Qualifications and Skills
Rodney D. Johnson	Rodney D. Johnson has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 25 years of experience as a financial advisor covering a range of engagements, which has broadened his knowledge of and experience with the investment management business. Prior to founding Fairmount Capital Advisors, Inc., Mr. Johnson served as Chief Financial Officer of Temple University for four years. He served as Director of Finance and Managing Director, in addition to a variety of other roles, for the City of Philadelphia, and has extensive experience in municipal finance. Mr. Johnson was also a tenured associate professor of finance at Temple University and a research economist with the Federal Reserve Bank of Philadelphia.

Cynthia A. Montgomery	Cynthia A. Montgomery has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. The Board benefits from Ms. Montgomery’s more than 20 years of academic experience as a professor at Harvard Business School where she taught courses on corporate strategy and corporate governance. Ms. Montgomery also has business management and corporate governance experience through her service on the corporate boards of a variety of public companies. She has also authored numerous articles and books on these topics.

Joseph P. Platt	Joseph P. Platt has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Platt currently serves as general partner at Thorn Partners, LP, a private investment company. Prior to his joining Thorn Partners, LP, he was an owner, director and executive vice president with Johnson and Higgins, an insurance broker and employee benefits consultant. He has over 25 years of experience in the areas of insurance, compensation and benefits. Mr. Platt also serves on the boards of public, private and non-profit companies.

Robert C. Robb, Jr.	Robert C. Robb, Jr. has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Robb has over 30 years of experience in management consulting and has worked with many companies and business associations located throughout the United States, including being a former director of PNC Bank Board and a former director of Brinks, Inc. Mr. Robb brings to the Board a wealth of practical business experience across a range of industries.

Directors	Experience, Qualifications and Skills
Mark Stalnecker	Mark Stalnecker recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Mr. Stalnecker has gained a wealth of experience in investing and asset management from his over 13 years of service as the Chief Investment Officer of the University of Delaware as well as from his various positions with First Union Corporation, including Senior Vice President and State Investment Director of First Investment Advisors. The Board benefits from his experience and perspective as the Chief Investment Officer of a university endowment and from the oversight experience he gained from service on various private and non-profit boards.

Kenneth L. Urish	Kenneth L. Urish has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 30 years of experience in public accounting. Mr. Urish has served as a managing member of an accounting and consulting firm. Mr. Urish has been determined by the Audit Committee to be an audit committee financial expert, as such term is defined in the applicable Commission rules.

Frederick W. Winter	Frederick W. Winter has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from Mr. Winter’s years of academic experience, having served as a professor and dean emeritus of the Joseph M. Katz Graduate School of Business at the University of Pittsburgh since 2005, and dean thereof from 1997 to 2005. He is widely regarded as a specialist in marketing strategy, marketing management, business-to-business marketing and services marketing. He has also served as a consultant to more than 50 different firms.
Interested Directors

Barbara G. Novick	Barbara G. Novick recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Ms. Novick has extensive experience in the financial services industry, including more than 26 years with BlackRock. Ms. Novick currently is a member of BlackRock’s Global Executive, Global Operating and Corporate Risk Management Committees and chairs BlackRock’s Government Relations Steering Committee. For the first twenty years at BlackRock, Ms. Novick oversaw global business development, marketing and client service across equity, fixed income, liquidity, alternative investment and real estate products, and in her current role, heads BlackRock’s efforts globally on government relations and public policy. Prior to joining BlackRock, Ms. Novick was Vice President of the Mortgage Products Group at the First Boston Corporation and prior to that, was with Morgan Stanley. The Board benefits from Ms. Novick’s wealth of experience and long history with BlackRock and BlackRock’s management practices, investment strategies and products, which stretches back to BlackRock’s founding in 1988.

John M. Perlowski	John M. Perlowski recently joined as a member of the boards of the funds in the Equity- Liquidity Complex. Mr. Perlowski’s experience as Managing Director of BlackRock, Inc. since 2009, as the Head of BlackRock Global Fund Services since 2009, and as President and Chief Executive Officer of the BlackRock-advised Funds provides him with a strong understanding of the BlackRock-advised Funds, their operations, and the business and regulatory issues facing the BlackRock-advised Funds. Mr. Perlowski’s prior position as Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, and his former service as Treasurer and Senior Vice President of the Goldman Sachs Mutual Funds and as Director of the Goldman Sachs Offshore Funds provides the Board with the benefit of his experience with the management practices of other financial companies.

Biographical Information

Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds and any currently held public company and investment company directorships.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships During Past Five Years
Independent Directors[1]

David O. Beim[3] 55 East 52nd Street New York, NY 10055 1940	Director	2002 to present	Professor of Professional Practice at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy from 2002 to 2012; Chairman, Wave Hill, Inc. (public garden and cultural center) from 1990 to 2006.	33 RICs consisting of 155 Portfolios	None

Collette Chilton 55 East 52nd Street New York, NY 10055 1958	Director	2015 to present	Chief Investment Officer, Williams College since 2006; Chief Investment Officer, Lucent Asset Management Corporation from 1998 to 2006.	33 RICs consisting of 155 Portfolios	None

Frank J. Fabozzi 55 East 52nd Street New York, NY 10055 1948	Director	2014 to present	Editor of and Consultant for The Journal of Portfolio Management since 2006; Professor of Finance, EDHEC Business School since 2011; Visiting Professor, Princeton University from 2013 to 2014; Professor in the Practice of Finance and Becton Fellow, Yale University School of Management from 2006 to 2011.	108 RICs consisting of 230 Portfolios	None

Dr. Matina S. Horner[4] 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Executive Vice President, Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	33 RICs consisting of 155 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson[5] 55 East 52nd Street New York, NY 10055 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. from 1987 to 2013; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia from 2004 to 2012; Director, The Committee of Seventy (civic) from 2006 to 2012; Director, Fox Chase Cancer Center from 2004 to 2011.	33 RICs consisting of 155 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships During Past Five Years

Cynthia A. Montgomery 55 East 52nd Street New York, NY 10055 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, McLean Hospital from 2005 to 2012; Director, Harvard Business School Publishing from 2005 to 2010.	33 RICs consisting of 155 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt[6] 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partners, LP (private investments) since 1998; Director, WQED Multi-Media (public broadcasting not-for-profit) since 2001; Director, The West Penn Allegheny Health System (a not-for-profit health system) from 2008 to 2013; Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008.	33 RICs consisting of 155 Portfolios	Greenlight Capital Re, Ltd. (reinsurance company)

Robert C. Robb, Jr. 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	33 RICs consisting of 155 Portfolios	None

Mark Stalnecker 55 East 52nd Street New York, NY 10055 1951	Director	2015 to present	Chief Investment Officer, University of Delaware from 1999 to 2013; Trustee, Winterthur Museum and Country Estate since 2001; Member of the Investment Committee, Delaware Public Employees’ Retirement System since 2002; Member of the Investment Committee, Christiana Care Health System since 2009; Member of the Investment Committee, Delaware Community Foundation from 2013 to 2014.	33 RICs consisting of 155 Portfolios	None

Kenneth L. Urish[7] 55 East 52nd Street New York, NY 10055 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Immediate past-Chairman of the Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants and Committee Member thereof since 2007; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Principal, UP Strategic Wealth Investment Advisors, LLC since 2013; Trustee, The Holy Family Institute from 2001 to 2010; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.	33 RICs consisting of 155 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships During Past Five Years
Frederick W. Winter 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Director, Alkon Corporation (pneumatics) since 1992; Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh from 2005 to 2013 and Dean thereof from 1997 to 2005; Director, Tippman Sports (recreation) from 2005 to 2013; Director, Indotronix International (IT services) from 2004 to 2008.	33 RICs consisting of 155 Portfolios	None
Interested Directors[8]

Barbara G. Novick 55 East 52nd Street New York, NY 10055 1960	Director	2015 to present	Vice Chairman of BlackRock, Inc. since 2006; Chair of BlackRock’s Government Relations Steering Committee since 2009; Head of the Global Client Group of BlackRock, Inc. from 1988 to 2008.	108 RICs consisting of 230 Portfolios	None

John M. Perlowski 55 East 52nd Street New York, NY 10055 1964	Director, President and Chief Executive Officer	2015 to present (Director); 2010 to present (President and Chief Executive Officer)	Managing Director of BlackRock, Inc. since
2009; Head of BlackRock Global Fund
Services since 2009; Managing Director and
Chief Operating Officer of the Global Product
Group at Goldman Sachs Asset Management,
L.P. from 2003 to 2009; Treasurer of
Goldman Sachs Mutual Funds from 2003 to
2009 and Senior Vice President thereof from
2007 to 2009; Director of Goldman Sachs
Offshore Funds from 2002 to 2009; Director
of Family Resource Network (charitable
			foundation) since 2009.	136 RICs consisting of 328 Portfolios	None

[1]

Independent Directors serve until their resignation, retirement, removal or death, or until December 31 of the year in which they turn 75. The Board has determined to extend the terms of Independent Directors on a case-by-case basis, as appropriate. The Board has unanimously approved extending the mandatory retirement age for David O. Beim and Matina S. Horner until December 31, 2016, which the Board believes is in the best interests of interestholders of the Portfolios.

[2]

Following the combination of MLIM and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Independent Directors as joining the Master LLC’s Board in 2007, those Independent Directors first became members of the boards of other legacy MLIM or legacy BlackRock funds as follows: Dr. Matina S. Horner, 2004; Rodney D. Johnson, 1995; Cynthia A. Montgomery, 1994; Joseph P. Platt, 1999; Robert C. Robb, Jr., 1999; Kenneth L. Urish, 1999; and Frederick W. Winter, 1999. Frank J. Fabozzi first became a member of the boards of other funds advised by BlackRock or its affiliates in 1988.

[3]	Chair of the Performance Oversight Committee.
[4]	Chair of the Governance Committee.
[5]	Chair of the Board.
[6]	Chair of the Compliance Committee.
[7]	Chair of the Audit Committee.
[8]	Ms. Novick and Mr. Perlowski are both “interested persons,” as defined in the Investment Company Act, of the Master LLC based on their positions with BlackRock, Inc. and its affiliates.

Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds and any currently held public company and investment company directorships.

Name, Address and Year of Birth	Position(s) Held with the Master LLC[1]	Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Richard Hoerner, CFA 55 East 52nd Street New York, NY 10055 1958	Vice President	2009 to present	Managing Director of BlackRock, Inc. since
2000; Head of the Global Cash Group since
2013; Co-head of the Global Cash and
Securities Lending Group from 2010 to 2013;
Member of the Cash Management Group
			Executive Committee since 2005.	24 RICs consisting of 135 Portfolios	None

Jennifer McGovern 55 East 52nd Street New York, NY 10055 1977	Vice President	2014 to present	Managing Director of BlackRock since 2016;
Director of BlackRock, Inc. from 2011 to
2016; Head of Product Structure and Oversight
for BlackRock’s U.S. Wealth Advisory Group
since 2013; Vice President of BlackRock, Inc.
			from 2008 to 2010.	61 RICs consisting of 253 Portfolios	None

Neal J. Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	136 RICs consisting of 328 Portfolios	None

Jay M. Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since
2007; Director of BlackRock, Inc. in 2006;
Assistant Treasurer of the MLIM and Fund
Asset Management, L.P. advised funds from
2005 to 2006; Director of MLIM Fund
			Services Group from 2001 to 2006.	136 RICs consisting of 328 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC[1]	Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Charles Park 55 East 52nd Street New York, NY 10055 1967	Chief Compliance Officer	2014 to present	Anti-Money Laundering Compliance Officer
for the BlackRock-advised Funds in the
Equity-Bond Complex, the Equity-Liquidity
Complex and the Closed-End Complex from
2014 to 2015; Chief Compliance Officer of
BlackRock Advisors, LLC and the BlackRock-
advised Funds in the Equity-Bond Complex,
the Equity-Liquidity Complex and the Closed-
End Complex since 2014; Principal of and
Chief Compliance Officer for iShares®
Delaware Trust Sponsor LLC since 2012 and
BlackRock Fund Advisors (“BFA”) since
2006; Chief Compliance Officer for the BFA-
advised iShares exchange traded funds since
2006; Chief Compliance Officer for
BlackRock Asset Management International
			Inc. since 2012.	141 RICs consisting of 649 Portfolios	None

Fernanda Piedra 55 East 52nd Street New York, NY 10055 1969	Anti-Money Laundering Compliance Officer	2015 to present

Director of BlackRock, Inc. since 2014; Anti-
Money Laundering Compliance Officer and
Regional Head of Financial Crime for the
Americas at BlackRock, Inc. since 2014; Head
of Regulatory Changes and Remediation for

the Asset Wealth Management Division of
Deutsche Bank from 2010 to 2014; Vice
President of Goldman Sachs (Anti-Money
Laundering/Suspicious Activities Group) from
2004 to 2010.

				141 RICs consisting of 649 Portfolios	None

Benjamin Archibald 55 East 52nd Street New York, NY 10055 1975	Secretary	2012 to present

Managing Director of BlackRock, Inc. since
2014; Director of BlackRock, Inc. from 2010
to 2013; Secretary of the iShares exchange
traded funds since 2015; Secretary of the
BlackRock-advised mutual funds since 2012.

				61 RICs consisting of 253 Portfolios	None

[1]	Officers of the Master LLC serve at the pleasure of the Board.

Share Ownership

Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised Funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2015 is set forth in the chart below:

Name	Aggregate Dollar Range of Equity Securities in the Master LLC[1]	Aggregate Dollar Range of Equity Securities in All Supervised Funds
Interested Director:
Barbara G. Novick	None	Over $100,000
John M. Perlowski	None	Over $100,000
Independent Directors:
David O. Beim	None	Over $100,000
Collette Chilton	None	Over $100,000
Frank J. Fabozzi[2]	None	Over $100,000
Dr. Matina S. Horner	None	Over $100,000
Rodney D. Johnson	None	Over $100,000
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Mark Stalnecker	None	Over $100,000
Kenneth L. Urish	None	Over $100,000
Frederick W. Winter	None	Over $100,000

[1]	The Master LLC does not offer its interests for sale to the public.
[2]

Mr. Fabozzi participates in a deferred compensation plan within the Closed-End Complex, as a result his aggregate dollar range of equity securities and share equivalents in the Closed-End Complex is over $100,000.

As of December 14, 2015, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of each the outstanding shares of each Portfolio. As of December 31, 2015, none of the Independent Directors or their immediate family members owned beneficially or of record any securities in affiliates of the Manager.

(c) Compensation of Directors

Each Director who is an Independent Director is paid as compensation an annual retainer of $275,000 per year for his or her services as a board member of the BlackRock-advised Funds in the Equity-Liquidity Complex, including the Master LLC, and a $15,000 board meeting fee to be paid for each in-person board meeting attended (and may receive a $5,000 board meeting fee for telephonic attendance at board meetings), for up to five board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Each Independent Director receives $10,000 per year for each standing Committee on which he or she serves for up to two standing Committee assignments but is not paid this amount for serving on a Committee which he or she chairs. The Chair of the Boards is paid an additional annual retainer of $120,000. The Chair of the Audit Committees is paid an additional annual retainer of $40,000 and the Chairs of the Compliance Committees, Governance Committees and Performance Oversight Committees are each paid an additional annual retainer of $30,000.

The following table sets forth the compensation paid to the Directors by the Master LLC for the fiscal year ended April 30, 2015, and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2015.

Name	Compensation from Premier Institutional Portfolio	Compensation from Institutional Portfolio	Compensation from Institutional Tax-Exempt Portfolio	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from Master LLC and other BlackRock-Advised Funds[1]
Independent Directors:
David O. Beim[2]	$ 4,841	$3,794	$1,317	None	$355,000
Collette Chilton[3]	$ 1,117	$1,217	$364	None	$345,000
Frank J. Fabozzi	$ 4,737	$3,724	$1,329	None	$710,000
Ronald W. Forbes[4]	$ 4,202	$2,900	$1,096	None	None
Dr. Matina S. Horner[5]	$ 4,888	$3,841	$1,364	None	$355,000
Rodney D. Johnson[6]	$ 5,700	$4,536	$1,560	None	$455,000
Herbert I. London[7]	$ 4,737	$3,724	$1,329	None	$345,000
Ian A. MacKinnon[8]	$ 4,737	$3,724	$1,329	None	$251,000
Cynthia A. Montgomery	$ 4,737	$3,724	$1,329	None	$345,000
Joseph P. Platt[9]	$ 4,888	$3,841	$1,364	None	$355,000
Robert C. Robb, Jr.	$ 4,737	$3,724	$1,329	None	$345,000
Toby Rosenblatt[7]	$ 4,737	$3,724	$1,329	None	$345,000
Mark Stalnecker[3]	$ 1,117	$1,217	$364	None	$345,000
Kenneth L. Urish[10]	$ 4,944	$3,862	$1,304	None	$355,000
Frederick W. Winter	$ 4,737	$3,724	$1,329	None	$345,000

Name	Compensation from Premier Institutional Portfolio	Compensation from Institutional Portfolio	Compensation from Institutional Tax-Exempt Portfolio	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from Master LLC and other BlackRock-Advised Funds[1]
Interested Directors:
Paul L. Audet[4]	None	None	None	None	None
Henry Gabbay[4]	$ 2,298	$1,844	$631	None	None
Barbara G. Novick[3]	None	None	None	None	None
John M. Perlowski[11]	None	None	None	None	None

[1]	For the number of BlackRock-advised Funds from which each Director received compensation, see the Biographical Information Chart beginning on page B-8.
[2]	Chair of the Performance Oversight Committee.
[3]	Each of Ms. Chilton, Mr. Stalnecker and Ms. Novick was appointed to serve as a Director of the Master LLC effective January 1, 2015.
[4]

Messrs. Audet and Gabbay resigned as Directors of the Master LLC and Mr. Forbes resigned as a Director of the Master LLC and as Co-Chair of the Board effective December 31, 2014. Messrs. Audet and Forbes also resigned as a director or trustee of all other BlackRock-advised Funds effective December 31, 2014.

[5]	Chair of the Governance Committee.
[6]	Chair of the Board.
[7]

Messrs. London and Rosenblatt retired as Directors of the Master LLC effective December 31, 2015. Messrs. London and Rosenblatt also retired as a director or trustee of all other BlackRock-advised Funds effective December 31, 2015.

[8]	Mr. MacKinnon resigned as a Director of the Master LLC effective May 18, 2015. Mr. MacKinnon also resigned as a director or trustee of all other BlackRock-advised Funds effective May 18, 2015.
[9]	Chair of the Compliance Committee.
[10]	Chair of the Audit Committee.
[11]	Mr. Perlowski was appointed to serve as a Director of the Master LLC effective September 25, 2015.

(d) Sales Loads.

Not applicable.

(e) Code of Ethics.

The Trust, the Master LLC, the Manager and BlackRock Investments, LLC (“BRIL” or the “Placement Agent”) each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by a Feeder Fund or Portfolio.

(f) Proxy Voting Policies.

Information relating to the Master LLC proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part B of the Trust Registration Statement.

Item 18.	Control Persons and Principal Holders of Securities.

As of December 15, 2015, Funds For Institutions Series owned 100% of the interests in the Master LLC.

Item 19.	Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Master LLC’s Part A. Information relating to the investment management and other services provided to the Master LLC by the Manager is incorporated herein by reference to the section entitled “Investment Advisory Arrangements — Premier Government Institutional Fund, Government Institutional Fund, Select Government Institutional Fund and Institutional Tax- Exempt Fund Only” in Part B of the Trust Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Trust Registration Statement under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Trust Registration Statement
Item 19(a)	Investment Advisory Arrangements

Item 19(c)	Investment Advisory Arrangements

Item 19(d)	Investment Advisory Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	General Information

BlackRock Investments, LLC (“BRIL”), 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 20.	Portfolio Managers.

Not applicable.

Item 21.	Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Part B of the Trust Registration Statement.

Item 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC’s Part A. Under the limited liability company agreement, the Directors are authorized to issue interests in the Master LLC. Upon liquidation of a Portfolio, Feeder Funds would be entitled to share in the assets of such Portfolio that are available for distribution in proportion to their investment in such Portfolio.

Effective June 15, 2007, the Master LLC was organized as a Delaware limited liability company. Prior to June 15, 2007, the Master LLC was organized as a Delaware statutory business trust. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Portfolio. Each Feeder Fund will participate in the earnings, dividends and assets of the corresponding Portfolio in accordance with its pro rata interest in the corresponding Portfolio. The Master LLC will not issue share certificates.

Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 23.	Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.

(a) Purchase of Interests in the Master LLC.

The principal asset of each of Premier Government Institutional Fund, Government Institutional Fund, Select Government Institutional Fund and Institutional Tax-Exempt Fund is its interest in its corresponding Portfolio, which will be valued at its net asset value. The net asset value per share for purposes of pricing orders for both the purchase and the redemption of Portfolio interests is determined daily on days that both the New York Stock Exchange (the “Exchange”) and the Federal Reserve banks are open for business, and the bond market is open for trading (“business day”). Currently, the only scheduled days on which the Exchange is open and the Federal Reserve banks are closed are Columbus Day and Veterans’ Day. The only scheduled day on which the Federal Reserve banks are open and the Exchange is closed is Good Friday. On any business day that the Exchange does not close early and/or the Securities Industry and Financial Markets Association (“SIFMA”) does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Eastern time) for Premier Government Institutional Portfolio and Government Institutional Portfolio, and as of 4:00 p.m. (Eastern time) for Institutional Tax-Exempt Portfolio. On any business day the Exchange closes early and/or SIFMA recommends an early close, the time for determination of net asset value of the Portfolios will be 15 minutes following the time that each Portfolio determines, in its discretion, to cease accepting orders for purchases and redemptions of shares.1

The Portfolios reserve the right to advance the time for accepting purchase or redemption orders for same business day credit on any day when the Exchange, bond markets (as recommended by SIFMA) or the Federal Reserve banks close early1, trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the Commission.

[1]

For calendar years 2015-2016, SIFMA currently recommends an early close for the bond markets on the following dates: April 3, May 22, November 27, December 24 and December 30, 2015 and March 24, May 27, July 1, November 25, December 23 and December 30, 2016. For calendar years 2015-2016, the Exchange will close early on November 27 and December 24, 2015 and November 25, 2016.

In addition, the Board may, for any business day, decide to change the time as of which a Portfolio’s net asset value is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the Commission.

In the event the Exchange does not open for business because of an emergency or other unanticipated event, the Portfolios may, but are not required to, open for purchase or redemption transactions if the Federal Reserve wire payment system is open. To learn whether a Portfolio is open for business during an emergency or an unanticipated Exchange closing, please call (800) 225-1576.

The net asset value of each Portfolio is determined pursuant to the amortized cost method, meaning that the calculation of the Portfolio’s net asset value is based on a valuation of the portfolio securities held by the Portfolio at cost, and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of any Portfolio at any time for any reason.

A Feeder Fund may withdraw all or a portion of its investment in the corresponding Portfolio on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds may be delayed during any period in which both the Exchange and the Federal Reserve are closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.

(b) Fund Reorganizations.

Not applicable.

(c) Offering Price.

Not applicable.

Item 24.	Taxation of the Master LLC.

The Master LLC is organized as a Delaware limited liability company. Under the anticipated method of operation of the series, each Portfolio will be treated for Federal income tax purposes as a separate entity that will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1), or if it has only one Feeder Fund, as an entity the existence of which separate from its Feeder Fund is disregarded for Federal income tax purposes. Thus, none of the Portfolios will be subject to any Federal income tax. Based on the status of each Portfolio as a partnership or disregarded entity, each investor in a Portfolio will include in its gross income its share (as determined in accordance with the governing instruments of the Portfolio) of such Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its Federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury regulations promulgated thereunder.

The Master LLC’s taxable year-end is April 30. Although the Portfolios will not be subject to Federal income tax, they will file appropriate Federal income tax returns.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Portfolio. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the corresponding Portfolio as they are taken into account by the Portfolio.

Each Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs (including, for Institutional Tax-Exempt Portfolio, the threshold investment requirement for paying exempt-interest dividends) as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, each Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs.

Certain transactions and investments of a Portfolio are subject to special tax rules of the Code that may, among other consequences (a) affect the character of realized gains and losses, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, or (c) accelerate the recognition of income without a corresponding receipt of cash with which to make distributions necessary to satisfy the distribution requirements applicable to RICs. Operation of these rules could affect the character, amount and timing of income and of distributions to the Feeder Funds. Special tax rules also require a Portfolio to mark to market certain types of positions in its portfolio (i.e., treat them as sold on the last day of the taxable year) and may result in the recognition of income without a corresponding receipt of cash. Each Portfolio intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to reduce the effect of these tax rules and avoid disqualifying the Feeder Fund as a RIC under the Code.

A Portfolio that invests in obligations of non-U.S. issuers, such as Premier Institutional Portfolio and Institutional Portfolio, may be subject to taxes imposed on interest income paid by non-U.S. issuers and withheld at the source. The United States has entered into tax treaties with many foreign countries that may entitle a Portfolio to a reduced rate of tax or an exemption from tax on such income. It is impossible to determine in advance the effective rate of foreign tax because the amount of assets to be invested in foreign countries is not known.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. Each Portfolio intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

A 30% withholding tax is currently imposed on U.S.-source dividends, interest and other income items, and will be imposed on proceeds from the sale, redemption or other disposition of property producing U.S.-source dividends and interest paid after December 31, 2018, to (i) foreign financial institutions, including non-U.S. investment funds, unless they agree to collect and disclose to the Internal Revenue Service (“IRS”) information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders that fail to provide the required information, and determine certain other information concerning their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

Item 25.	Underwriters.

BRIL, 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to the Placement Agent Agreement. Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 26.	Calculation of Performance Data.

Not applicable.

Item 27.	Financial Statements.

The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2015 annual report of the Trust. The unaudited financial statements of the Master LLC are incorporated in this Part B by reference to the 2015 Semi-Annual report of the Trust. You may request a copy of the Annual Report and Semi-Annual Report at no charge by calling (800) 225-1576 between 8:30 a.m. and 6:00 p.m. Eastern time on any business day.

Master Institutional Money Market LLC

PART C. OTHER INFORMATION

Item 28.	Exhibits.

Exhibit Number		Description
1(a)	—	Certificate of Trust.(a)

(b)	—	Amendment to Certificate of Trust.(a)

(c)	—	Amended and Restated Declaration of Trust.(a)

(d)	—	Certificate of Conversion Converting Master Institutional Money Market Trust to Master Institutional Money Market LLC (the “Registrant”), dated June 15, 2007.(d)

(e)	—	Certificate of Formation of the Registrant.(d)

(f)	—	Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(d)

(g)	—	Certificate of Amendment of Designation of Class.*

2	—	Amended and Restated By-Laws of the Registrant.(h)

3	—	Portions of the Amended and Restated Limited Liability Agreement and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)

4	—	Form of Investment Management Agreement between the Registrant and BlackRock Advisors, LLC (the “Manager”).(d)

5	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6	—	None.

7	—	Form of Custody Agreement between the Registrant and State Street Bank and Trust Company.(c)

8(a)	—	Subscription Agreement for the acquisition of an interest in the Registrant.(a)

(b)	—	Form of Third Amended and Restated Securities Lending Agency Agreement between BlackRock Investment Management, LLC and the Registrant.(g)

(c)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Investments, LLC (formerly known as BlackRock Investments, Inc.) (“BRIL”).(i)

9	—	Opinion and Consent of Counsel.(f)

10	—	None.

11	—	None.

12(a)	—	Certificate of Merrill Lynch Funds For Institutions Series.(a)

13	—	None.

14	—	None.

15(a)	—	Code of Ethics of the Registrant.(e)

(b)	—	Code of Ethics of BRIL.(e)

(c)	—	Code of Ethics of the Manager.(e)

*	Filed herewith.
(a)	Filed on January 11, 2002 as an exhibit to the Registration Statement on Form N-1A pursuant to the Investment Company Act of 1940 of the Registrant (File No. 811-10631) (the “Registration Statement”).
(b)	Reference is made to the Registrant’s Certificate of Conversion and Certificate of Formation, filed as Exhibits 1(d) and 1(e), respectively; to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.9, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9), Article VI (Section 6.1), Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3, 8.6 and 8.8), Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7), Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.3 and 11.5) of the Registrant’s LLC Agreement, filed as Exhibit 1(b) to the Registration Statement; and Article I, Article II (Sections 2-4), Article IV (Section 1), Article V and Article VI of the Registrant’s Amended and Restated By-Laws, filed as Exhibit 2 to the Registration Statement.

(c)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of BlackRock Maryland Municipal Bond Fund of BlackRock Multi-State Municipal Series Trust (formerly known as Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust) (File No. 33- 49873), filed on October 30, 2001.
(d)	Filed on August 28, 2007 as an exhibit to Amendment No. 7 to the Registration Statement.
(e)	Incorporated by reference to Exhibits 15(a), 15(b) and 15(c) to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.
(f)	Incorporated by reference to Amendment No. 3 to the Registrant’s Registration Statement filed on August 26, 2004.
(g)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A of BlackRock California Municipal Opportunities Fund of BlackRock California Municipal Series Trust (File No. 2-96581), filed on January 26, 2015.
(h)	Incorporated by reference to Exhibit 2 to Amendment No. 20 to the Registration Statement on Form N-1A of Quantitative Master Series LLC (File No. 811-7885), filed on May 1, 2009.
(i)	Filed on August 28, 2009 as Exhibit 8(c) to Amendment No. 9 to the Registration Statement.

Item 29.	Persons Controlled by or Under Common Control with The Master LLC.

Other than as described in Item 18, the Registrant does not control and is not under common control with any other person.

Item 30.	Indemnification.

Reference is made to Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Limited Liability Agreement (the “LLC Agreement”) (Exhibit 1(b) to this Registration Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VIII, Section 8.1 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s LLC Agreement provides:

The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s LLC Agreement further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company against any liability to the Company to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Company.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Sections 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31.	Business and Other Connections of the Investment Adviser.

See Item 10 in Part A and Item 19 in Part B of the Registrant’s Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of the Funds For Institutions Series Registration Statement on Form N-1A.

Item 32.	Principal Underwriters.

(a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies, including the Master Portfolios of the Registrant:

BBIF Government Securities Fund

BBIF Money Fund

BBIF Tax-Exempt Fund

BBIF Treasury Fund

BIF Government Securities Fund

BIF Money Fund

BIF Multi-State Municipal Series Trust

BIF Tax-Exempt Fund

BIF Treasury Fund

BlackRock Allocation Target Shares

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock CoRI Funds

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Master LLC

BlackRock Mid Cap Value Opportunities Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Pacific Fund, Inc.

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

BlackRock Variable Series Funds, Inc.

FDP Series, Inc.

Funds for Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Master Basic Value LLC

Master Bond LLC

Master Focus Growth LLC

Master Government Securities LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Tax-Exempt LLC

Master Treasury LLC

Master Value Opportunities LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Corporate High Yield Fund, Inc.

BlackRock Debt Strategies Fund, Inc.

BlackRock Floating Rate Income Strategies Fund, Inc.

BlackRock Health Sciences Trust

BlackRock Limited Duration Income Trust

BlackRock Preferred Partners LLC

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Joseph Linhares	Chairman, Chief Executive Officer and Managing Director	None
Anne Ackerley	Managing Director	None
Matthew Mallow	General Counsel and Senior Managing Director	None
Ned Montenecourt	Chief Compliance Officer and Director	None
Saurabh Pathak	Chief Financial Officer and Director	None
Robert Crothers	Chief Operating Officer	None
Brenda Sklar	Managing Director	None
Lisa Hill	Managing Director	None
Joseph Craven	Managing Director	None
Terri Slane	Director and Assistant Secretary	None
Lourdes Sanchez	Associate	None
Chris Nugent	Director	None
Michael Bishopp	Managing Director	None
John Diorio	Director	None
Robert Fairbairn	Member, Board of Managers	None
Francis Porcelli	Member, Board of Managers	None
Richard Prager	Member, Board of Managers	None
Christopher Vogel	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 60 State Street, 20th Floor, Boston, Massachusetts 02109.

(b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as distributor and placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(d) State Street Bank and Trust Company, 100 Summer Street, Boston, Massachusetts 02110 (records relating to its functions as custodian and dividend disbursing agent).

Item 34.	Management Services.

Other than as set forth or incorporated by reference in Item 10 of Part A and Item 17 and Item 19 of Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

Not applicable.

SIGNATURES

Master Institutional Money Market LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York, on the 4th day of January, 2016.

MASTER INSTITUTIONAL MONEY MARKET LLC

By:	/s/ JOHN M. PERLOWSKI
John M. Perlowski (President and Chief Executive Officer)

EXHIBIT INDEX

Exhibits		Description

1(g)	—	Certificate of Amendment of Designation of Class.